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                                  EXHIBIT 22
                        SUBSIDIARIES OF THE REGISTRANT

Name of Organization                                  Jurisdiction

Aleph 2, S.N.C.                                       France
Approach Software Corporation                         California
cc:Mail, Inc.                                         California
Lotus Assistance                                      France
Lotus Charles Park Corporation                        Massachusetts
Lotus CSG Canada Limited                              Canada
Lotus Desenvolvimento de Software Ltda.               Brazil
Lotus Development, B.V.                               Netherlands
Lotus Development Benelux, B.V.                       Netherlands
Lotus Development Canada Ltd.                         Canada
Lotus Development Caribe Corporation                  Delaware
Lotus Consulting Services Gmbh                        Germany
Lotus Development Corporation                         Massachusetts
Lotus Development Danmark AS                          Denmark
Lotus Development Distribution Limited                Ireland
Lotus Development European Corporation                Delaware
Lotus Development Foreign Sales Corporation, Ltd.     Jamaica
Lotus Development Foundation, Inc.                    Massachusetts
Lotus Development GmbH                                Austria
Lotus Development Holdings, B.V.                      Netherlands
Lotus Development Iberica                             Spain
Lotus Development Italia SpA                          Italy
Lotus Development Japan Ltd.                          Japan
Lotus Development New Zealand, Ltd.                   New Zealand
Lotus Development Nordic A.B.                         Sweden
Lotus Development Norway AS                           Norway
Lotus Development Pty, Ltd.                           Australia
Lotus Development Russia                              Russia
Lotus Development S.A.                                France
Lotus Development S.A. (Pty.) Ltd.                    South Africa
Lotus Development (Schweiz) A.G.                      Switzerland
Lotus Development Security Corporation                Delaware
Lotus Development Singapore Pte. Ltd.                 Singapore
Lotus Development (Software) Ltd.                     Israel
Lotus Development Software (Hong Kong) Ltd.           Hong Kong
Lotus Development (U.K.), Ltd.                        United Kingdom
Lotus Fulfilment Limited                              Ireland
Lotus Korea Development Co. Ltd.                      Korea
Lotus Rogers Street Corporation                       Delaware
Lotus Club International S.A. (Pty.) Ltd.             South Africa
PS Publishing Corporation                             California
Samna Corporation                                     Georgia
Vanguard Business Solutions, Inc.                     California